STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of the 18th day of March, 2008, by and among Litho Management, Inc., a Texas corporation and wholly-owned subsidiary of HTRN (as defined below) (the “Buyer”), Advanced Medical Partners, Inc., a Delaware corporation (the “Company”), Robert A. Yonke (“Yonke”), Christopher J. Ringel (“Ringel”), Kevin Bentley (“Bentley” and, along with Yonke and Ringel, collectively, the “Sellers”) and Kenneth Perego II, M.D. (“Perego”), and HealthTronics, Inc., a Georgia corporation (“HTRN” and, along with the Sellers and the Additional Sellers (as defined below), collectively, the “Stockholders”). The Company and the Sellers shall be collectively referred to herein as the “Seller Parties”, and the Buyer, HTRN, the Seller Parties and the Additional Sellers shall be collectively referred to herein as the “Parties”.

WITNESSETH

        WHEREAS, the Stockholders own of record and beneficially all of the Company’s outstanding capital stock;

        WHEREAS, pursuant to the Company’s 2003 Restricted Stock Plan (the “Plan”), the following employees of the Company have been awarded the right to acquire the following numbers of shares of the Company’s Common Stock (as that term is defined below) upon the Change in Control of the Company (as that term is defined in the Plan): Kevin Bentley (“Bentley”)- 10,000 shares; Monica Goss (“Goss”)-500 shares; Osiris Villanueva (“Villanueva”)-500 shares; and William Payne (“Payne”)-250 shares (Perego, Goss, Villanueva and Payne are collectively referred to herein as the “Additional Sellers”);

        WHEREAS, the Sellers and the Additional Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers and the Additional Sellers, all of the outstanding shares of capital stock of the Company (other than shares already held by HTRN) (the “Shares”), on and subject to the terms of this Agreement.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and promises herein contained, the Parties agree as follows:

        1.     Purchase and Sale of Shares.

        1.1      Purchase and Sale. On and subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 1.5), the Buyer shall purchase from the Sellers and Additional Sellers, and the Sellers and Additional Sellers shall sell to the Buyer, the Shares for the consideration specified in Sections 1.2 and 1.3, the amount of which Shares to be sold by such Sellers and Additional Sellers is as set forth in Schedule 1.2.

        1.2      Purchase Price. At the Closing (as defined in Section 1.5), the Buyer shall pay the following to the Sellers and Additional Sellers:

        (A)    Number of Shares of HTRN Common Stock to be Issued at Closing. An aggregate number of shares of common stock, no par value, of HTRN (the “HTRN Common Stock”) equal to 1,808,917, which such shares shall be apportioned among the Sellers and Additional Sellers as set forth on Schedule 1.2.

        (B)    Cash Payment at Closing. Subject to reduction under Section 5.9, an aggregate amount of $6,891,987, all of which shall be paid in cash by wire transfer of immediately available funds in accordance with wire transfer instructions given by the Sellers and Additional Sellers in writing to the Buyer at least two (2) business days prior to the Closing Date, which such amount shall be apportioned among the Sellers and Additional Sellers as set forth on Schedule 1.2.

        1.3      Right to Future Payments.

        (A)        On or before 90 days after the first anniversary of the last day of the month in which the Closing occurs (the “First Year Deadline”), the Buyer shall pay an aggregate amount (the “First Year Mid America Cryo Amount”) to the Sellers and Additional Sellers equal to (1) the actual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of Mid-America Cryosurgical Partnership, L.P., a Texas limited partnership (“Mid-America Cryo”), for the twelve months ending on the first anniversary of the last day of the month in which the Closing occurs (the “First Year”), multiplied by (2) eighty percent (80%), multiplied by (3) 91.224%, which amount will be payable (x) fifty percent (50%) in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions delivered by the Sellers and Additional Sellers to the Buyer prior to the First Year Deadline and (y) fifty percent (50%) in HTRN Common Stock (the “2008 Stock Portion”), the aggregate number of shares of which shall equal the 2008 Stock Portion divided by the average closing price per share of HTRN Common Stock (as reported on the Nasdaq Global Select Market or, if no longer traded on such market, such other market on which the HTRN Common Stock is then traded, or if no longer traded on any market, the then fair market value per share as determined in good faith by the Board of Directors of HTRN in its reasonable discretion) for the ten (10) trading days immediately prior to the third business day before the date of payment. Notwithstanding the above, the First Year Mid-America Cryo Amount shall be reduced by an amount equal to (i) the aggregate percentage interest in Mid-America Cryo sold to third parties during the First Year (the “First Year Percentage Interest”), multiplied by (ii) the EBITDA of Mid-America Cryo for the First Year, multiplied by (iii) 50%, multiplied by (iv) 80%, multiplied by (v) 91.224%.

        (B)     On or before 90 days after the second anniversary of the last day of the month in which the Closing occurs (the “Second Year Deadline”), the Buyer shall pay an aggregate amount (the “Second Year Mid America Cryo Amount”) to the Sellers and Additional Sellers equal to (1)  the actual EBITDA of Mid America Cryo for the twelve months ending on the second anniversary of the last day of the month in which the Closing occurs (the “Second Year”), multiplied by (2) eighty percent (80%), multiplied by (3) 91.224%, which amount will be payable (x) fifty percent (50%) in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions delivered by the Sellers and Additional Sellers to the Buyer prior to the Second Year Deadline and (y) fifty percent (50%) in HTRN Common Stock (the “2009 Stock Portion”), the aggregate number of shares of which shall equal the 2009 Stock Portion divided by the average closing price per share of HTRN Common Stock (as reported on the Nasdaq Global Select Market or, if no longer traded on such market, such other market on which the HTRN Common Stock is traded, or if no longer traded on any market, the then fair market value per share as determined in good faith by the Board of Directors of HTRN in its reasonable discretion) for the ten (10) trading days immediately prior to the third business day before the date of payment. Notwithstanding the above, the Second Year Mid-America Cryo Amount shall be reduced by an amount equal to (i) the First Year Percentage Interest plus the aggregate percentage interest in Mid-America Cryo sold to third parties during the Second Year, multiplied by (ii) the EBITDA of Mid-America Cryo for the Second Year, multiplied by (iii) 80%, multiplied by (iv) 91.224%.

The aggregate amounts to be paid under this Section 1.3 shall be paid to the Sellers and Additional Sellers pro rata based on the pro rata ownership percentages set forth on Schedule 1.2. No fractional shares of HTRN Common Stock, and no cash in lieu of fractional shares, shall be paid.

If shares of HTRN Common Stock are issued pursuant to Section 1.3(A) or (B), then contemporaneous with such issuance, HTRN and the Sellers shall execute and deliver a Registration Rights Agreement substantially in the form of Exhibit D hereto in respect of the shares issued in such issuance.

        1.4      Future Acquisitions of Interests in Existing Subsidiaries. With respect to Subsidiaries in which the Company directly or indirectly owns an equity interest (but directly or indirectly less than all of the outstanding equity interests of such Subsidiaries) on the Closing Date (such Subsidiaries, the “Existing Subsidiaries”), if at any time after the Closing Date and before December 31, 2011 the Company, HTRN or any successor thereto, or any direct or indirect wholly-owned subsidiary of HTRN or any successor thereto acquires additional equity interests (“Acquired Interests”) in any such Existing Subsidiaries from the third party owner(s) thereof (other than acquisitions related to a physician investor’s actions or status that gives rise to a right of the Company, HTRN, a Subsidiary or an affiliate thereof to acquire such investor’s interest) at the fair market value thereof and the Chief Executive Officer of HTRN consents to such acquisition prior to such acquisition, the Buyer shall pay amounts with respect to each Acquired Interest to the Sellers and Additional Sellers as follows:

        (A)     An amount (the “First-Year Payment Amount”) equal to (i)(A) the Company’s actual EBITDA for the period beginning on the last day of the month (the “Acquisition Date”) in which the Company acquires such Acquired Interest to the first anniversary of such date (the “First-Year Period”) attributable to (B) such Acquired Interest less the amount by which the Company’s interests in the relevant Existing Subsidiary have been repurchased, diluted or otherwise reduced during such period, multiplied by (ii) 92%; and

        (B)     An amount (the “Second-Year Payment Amount” and, along with the First-Year Payment Amount, the “Payment Amounts”) equal to (i)(A) the Company’s actual EBITDA for the period from the first anniversary of the Acquisition Date to the second anniversary of the Acquisition Date (the “Second-Year Period”) attributable to (B) such Acquired Interest less the amount by which the Company’s interests in the relevant Existing Subsidiary have been repurchased, diluted or otherwise reduced during such period, multiplied by (ii) 92%.

In calculating EBITDA, HTRN shall allocate overhead in a manner consistent with HTRN’s past practices. The Payment Amounts related to each Acquired Interest will be payable 50% in cash and 50% in HTRN Common Stock (the “Stock Payment Amount”) and shall be allocated pro rata among the Sellers and Additional Sellers according to the ownership percentages set forth in Schedule 1.2. The number of shares of HTRN Common Stock to be so issued with respect to a particular Stock Payment Amount will equal (i) such Stock Payment Amount divided by (ii) the Acquisition Date Price for the applicable Acquired Interest. No fractional shares of HTRN Common Stock, and no cash in lieu of fractional shares, shall be paid. The Acquisition Date Price for a particular Acquired Interest shall equal the average closing price per share of HTRN Common Stock for the ten trading days immediately prior to the third business day before the Acquisition Date for such Acquired Interest. Each First-Year Payment Amount will be paid within sixty (60) days after expiration of the related First-Year Period, and each Second Year Payment Amount will be paid within sixty (60) days after expiration of the related Second-Year Period. Such HTRN Common Stock will not be registered under the Securities Act of 1933. No fractional shares of HTRN Common Stock, and no cash in lieu of fractional shares, shall be paid.

        1.5      Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Jackson Walker L.L.P., 100 Congress Avenue, Suite 1100, Austin, Texas 78701 as soon as practicable after the satisfaction or waiver of the conditions set forth in Sections 6 and 7. The date on which the Closing is actually held is referred to herein as the “Closing Date”. The Parties agree that the transactions pursuant to this Agreement shall be deemed to have occurred as of the first day of the month in which the Closing Date occurs (the “Effective Date”). For illustrative purpose only, if the Closing Date were April 15, 2008, then the Effective Date would be April 1, 2008.

        1.6     Limitation on Number of Shares of HTRN Common Stock. In no event shall the number of shares of HTRN Common Stock issued in connection with the transactions contemplated by this Agreement (including shares of HTRN Common Stock to be issued pursuant to Section 1.2, Section 1.3, Section 1.4, as contemplated under Section 8.1(K) and pursuant to stock options to acquire HTRN Common Stock granted to Yonke, Ringel and Bentley in connection with the entering into the employment agreements referred to in Sections 1.7, 1.8, and 1.9) exceed 19.9% of outstanding shares of HTRN Common Stock as of the Closing Date (the “Stock Cap”). If the number of shares of HTRN Common Stock to be issued in connection with the transactions contemplated hereby would exceed the Stock Cap (the excess of such number of shares over the Stock Cap shall be referred to herein as the “Excess Shares”), then the number of shares to be issued to the Sellers and Additional Sellers under Sections 1.3 and 1.4 shall be reduced by the number of Excess Shares, and the Sellers and Additional Sellers shall be paid an additional amount in cash equal to the number of Excess Shares multiplied by the price used to calculate the number of shares under Sections 1.3 or 1.4, as applicable, which such reduction and additional cash payment shall be made pro rata among the Sellers and Additional Sellers according to the pro rata ownership percentages set forth in Schedule 1.2.

        1.7     Yonke Employment Agreement. On the Closing Date,HTRN and Yonke shall enter into an employment agreement (the “Yonke Employment Agreement”), the form for which is attached hereto as Exhibit A.

        1.8     Ringel Employment Agreement. On the Closing Date,HTRN and Ringel shall enter into an employment agreement (the “Ringel Employment Agreement”), the form for which is attached hereto as Exhibit B.

        1.9     Bentley Employment Agreement. On the Closing Date,HTRN and Bentley shall enter into an employment agreement (the “Bentley Employment Agreement”), the form for which is attached hereto as Exhibit C.

        1.10     Piggyback Registration Rights Agreement. On the Closing Date,HTRN and the Sellers shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”), the form for which is attached hereto as Exhibit D, in respect of the shares of HTRN Common Stock issued pursuant to Section 1.2.

        2.     Representations and Warranties of the Seller Parties.

        Each Seller Party, jointly and severally, represents and warrants to the Buyer that the statements contained in this Section 2 are true, correct and complete as of the date hereof and as of the Closing Date.

        2.1     Authority.The Company possesses full power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws from time to time in effect which affect the enforcement of creditors’ rights generally and by general principles of equity.

        2.2     Good Standing and Existence.

        (A)     The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Except as set forth on Schedule 2.2(A), on the date hereof, the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. On the Closing Date, the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Company has heretofore delivered to the Buyer true and correct copies of the certificate of incorporation and bylaws (each as amended) of the Company and all other documents, including but not limited to the stockholders agreement, dated November 30, 2006, among the stockholders of the Company (the “StockholdersAgreement”), governing the organization, ownership, voting or control of the Company (herein collectively referred to as the “Company Organizational Documents”). The Company is not in breach or violation of, or default under, any provision of the Company Organizational Documents.

        (B)    Schedule 2.2(B) contains a complete and accurate list of (1) each Subsidiary, (2) the jurisdiction of organization of each Subsidiary, (3) each of the other jurisdictions in which each such Subsidiary is authorized to do business, and (4) the capitalization of each Subsidiary (including the identity of each stockholder, partner or member and a description of shares or membership or partnership interest held by such Person). Each Subsidiary is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Except as set forth on Schedule 2.2(B), on the date hereof, each Subsidiary is duly qualified to do business as a foreign organization and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. On the Closing Date, each Subsidiary shall be duly qualified to do business as a foreign organization and shall be in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Company has heretofore delivered to the Buyer true and correct copies of (i) the limited partnership agreement and the certificate of limited partnership (each as amended) of each Subsidiary that is a limited partnership, (ii) the certificate of formation (or similar charter) and limited liability agreements (each as amended) of each Subsidiary that is a limited liability company, (iii) the articles of incorporation and bylaws (each as amended) of each Subsidiary that is a corporation; and all other documents, if any, governing the organization, ownership, voting an control of each Subsidiary (herein collectively referred to as the “Subsidiary Organizational Documents” and, along with the Company Organizational Documents, the “Organizational Documents”). None of the Subsidiaries is in breach or violation of, or default under, any provision of its Subsidiary Organizational Documents.

        2.3     No Violation. Except as set forth on Schedule 2.3, neither the execution and delivery of this Agreement by the Company nor the performance of the Company’s obligations hereunder will (i) violate any provision of the Organizational Documents, (ii) violate any law or regulation of any United States federal, territorial, state or local governmental or regulatory agency or authority (an “Authority”), (iii) require any consent or approval of, notice to or filing with, any Authority which has not been obtained or made, except where the failure to obtain such consent or approval, or to provide such notice or filing, would not have a Material Adverse Effect (as defined below) on the Company and the Subsidiaries (or any of them), (iv) result in a breach of any provision of, or require the consent or approval of any Person which has not been obtained under, any contract or agreement to which the Company and the Subsidiaries (or any of them) is a party, which breach or consent or approval (if not obtained) would have a Material Adverse Effect on the Company and the Subsidiaries taken as a whole, (v) result in the creation or imposition of any mortgage, pledge, lien, encumbrance, charge or other security interest (“Encumbrance”) upon any of the Shares or any portion of the assets of the Company and the Subsidiaries pursuant to the terms of any contract or agreement to which the Company and the Subsidiaries (or any of them) is a party, or (vi) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

        2.4     Capitalization.

        (A)    Schedule 2.4(A) sets forth (i) the number of shares of authorized capital stock of each class of capital stock of the Company, (ii) the number of issued and outstanding shares of each class of capital stock of the Company, and (iii) the name, address, and number of shares of capital stock of the Company owned by each Stockholder. As of the date hereof, the Stockholders are the record and beneficial owners of all shares of capital stock of the Company. Except for the shares of authorized capital stock issued and outstanding as set forth on Schedule 2.4(A), there are no shares of capital stock or other securities of the Company issued, reserved for issuance, or outstanding. All of the issued and outstanding capital stock of the Company: (i) have been duly authorized and are validly issued, fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal securities laws and regulations, and (iii) were not issued in breach or violation of, or did not cause as a result of the issuance thereof a default under, any contract or agreement with or right granted to any Person. The Company has no outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, pre-emptive rights granted under the Company’s Organizational Documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any Person may be entitled to purchase any security of the Company, and has no obligation to issue any securities, rights or instruments. Except for the Stockholders Agreement, there are no contracts or agreements with respect to the voting or transfer of any capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding capital stock. The Company is not a party to any contract or agreement that obligates it to, and does not otherwise have any obligation to, acquire directly or indirectly any capital stock, membership interest, partnership interest, or joint venture interest in, or any security issued by, any other Person.

        (B)    Schedule 2.4(B) sets forth (i) the number of shares of authorized capital stock of each class of all capital stock of each Subsidiary that is a corporation (collectively, the “Corporate Subsidiaries”), (ii) the number of issued and outstanding shares of each class of capital stock of each Corporate Subsidiary, and (iii) the name, address, and number of shares of capital stock of each Corporate Subsidiary owned by each stockholder thereof. As of the date hereof, the Company is the record and beneficial owner of all the shares of capital stock of each Corporate Subsidiary. Except for the shares of authorized capital stock issued and outstanding as set forth on Schedule 2.4(B), there are no shares of capital stock or other securities of a Corporate Subsidiary issued, reserved for issuance, or outstanding. All of the issued and outstanding capital stock of each Corporate Subsidiary: (i) have been duly authorized and are validly issued, fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal securities laws and regulations, and (iii) were not issued in breach or violation of, or did not cause as a result of the issuance thereof a default under, any contract or agreement with or right granted to any Person. No Corporate Subsidiary has any (x) outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, pre-emptive rights granted under a Corporate Subsidiary’s organizational documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any Person may be entitled to purchase any security of a Corporate Subsidiary, or (y) obligation to issue any securities, rights or instruments. There are no contracts or agreements with respect to the voting or transfer of any capital stock of a Corporate Subsidiary. No Corporate Subsidiary is obligated to redeem or otherwise acquire any of its outstanding capital stock. No Corporate Subsidiary is a party to any contract or agreement that obligates it to, and does not otherwise have any obligation to, acquire directly or indirectly any capital stock, membership interest, partnership interest, or joint venture interest in, or any security issued by, any other Person.

        (C)     The total outstanding partnership interests of each Subsidiary that is a partnership (collectively, the “Partnership Subsidiaries”) as of the date hereof consist solely of the partnership interests in each Partnership Subsidiary set forth, by partner, in Schedule 2.4(C). The Company holds of record and owns beneficially the partner interests in each Partnership Subsidiary, free and clear of any Encumbrances (other than restrictions on transfer under the Securities Act and state securities laws and regulations and the restrictions contained in the respective Partnership Agreements as in effect on the date hereof) set forth in Schedule 2.4(C). All of the issued and outstanding partnership interests in each Partnership Subsidiary: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable state and federal securities laws and regulations, (c) were not issued in breach or violation of, or did not cause as a result of the issuance thereof a default under, any contract or agreement with or right granted to any Person and (d) are held of record and owned beneficially by the respective partners as set forth in Schedule 2.4(C). Except as described in Schedule 2.4(C), no Partnership Subsidiary has any (x) outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, preemptive rights granted under a Partnership Subsidiary’s organizational documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any Person may be entitled to purchase any security of a Partnership Subsidiary, or (y) obligation to issue any rights or instruments. Except as set forth in the respective Partnership Agreements as in effect on the date hereof, there are no contracts or agreements with respect to the voting or transfer of any of the Partnership Subsidiary’s partnership interests. No Partnership Subsidiary is obligated to redeem or otherwise acquire any of its outstanding partnership interests. No Partnership Subsidiary is a party to any contract or agreement that obligates it to, and does not otherwise have any obligation to, acquire directly or indirectly any capital stock, membership interest, partnership interest, or joint venture interest in, or any security issued by, any other Person.

        (D)     The total outstanding membership interests of each Subsidiary that is a limited liability company (collectively, the “LLC Subsidiaries”) as of the date hereof consist solely of the membership interests in each LLC Subsidiary set forth, by member, on Schedule 2.4(D). Except for the membership interests issued and outstanding as set forth on Schedule 2.4(D), there are no membership interests or other securities of a LLC Subsidiary issued, reserved for issuance, or outstanding. All of the issued and outstanding membership interests in each LLC Subsidiary: (i) have been duly authorized and are validly issued, fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal securities laws and regulations, (iii) were not issued in breach or violation of, or did not cause as a result of the issuance thereof a default under, any contract or agreement with or right granted to any Person, and (iv) are held of record and beneficially by the members as set forth on Schedule 2.4(D). No LLC Subsidiary has any outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, pre-emptive rights granted under a LLC Subsidiary’s organizational documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any Person may be entitled to purchase any security of a LLC Subsidiary, and has no obligation to issue any securities, rights or instruments. Except as contained in the respective Company Agreements, there are no contracts or agreements with respect to the voting or transfer of any membership interests in any LLC Subsidiary. No LLC Subsidiary is obligated to redeem or otherwise acquire any of its outstanding membership interests. No LLC Subsidiary is a party to any contract or agreement that obligates it to, and does not otherwise have any obligation to, acquire directly or indirectly any capital stock, membership interest, partnership interest, or joint venture interest in, or any security issued by, any other Person.

        (E)     Except as set forth on Schedule 2.4(E), none of the Company or the Subsidiaries owns of record or beneficially any equity interest in any other Person.

        (F)     The Company and the Subsidiaries have made any and all capital contributions required to be made by them prior to the date hereof (including, without limitation, any required initial capital contributions) to the Subsidiaries as required by the Organizational Documents applicable thereto. The Company and the Subsidiaries have no obligation to make any other capital contribution or any loan or other payment or any other transfer of assets or services to the Subsidiaries, except as set forth in Schedule 2.4(F).

        2.5      Other Ownership Interests. No Person has any right to obtain or acquire any limited liability company membership or other ownership or equity interest (including, without limitation, any option or other right to purchase or acquire any such limited liability company membership or other ownership or equity interest), in or to the Company. No Person has any right to obtain or acquire any general partnership, limited partnership, limited liability company membership or other ownership or equity interest (including, without limitation, any option or other right to purchase or acquire any such general partnership, limited partnership, limited liability company membership or other ownership or equity interest), in or to any of the Subsidiaries.

        2.6      Contracts and Commitments.

        (A)    Contracts. Set forth in Schedule 2.6(A) is a true, correct and complete list of each of the following agreements, whether written or oral (collectively, the “Contracts”), to which the Company and the Subsidiaries (or any of them) is a party:

        (1)     any lease of real property, or legally binding commitment, contract, obligation or agreement for the purchase or sale of real property (hereinafter, legally binding commitments, contracts, obligations and agreements of any nature shall all be included in the term “agreement”);

        (2)     any employment agreement with any officer, employee, director or consultant which is not terminable without severance liability in excess of $10,000.00 at the discretion of the Company or a Subsidiary on thirty (or fewer) days’ notice from the Company or a Subsidiary;

        (3)     any agreement to lend or borrow money;

        (4)     any collective bargaining agreement with any labor union or other representative of employees;

        (5)     any agreement guaranteeing the payment or performance of the obligations of others, except in the ordinary course of business;

        (6)     any lease of any personal property under the express terms of which the Company or a Subsidiary shall hereafter be obligated to make aggregate annual payments exceeding sixty thousand dollars ($60,000.00);

        (7)     any ongoing agreement for the sale or purchase of products or services by the Company or a Subsidiary under the terms of which the Company or a Subsidiary could hereafter be entitled to receive or obligated to make aggregate annual payments exceeding forty thousand dollars ($40,000.00)for any such agreement;

        (8)     any security or pledge agreement;

        (9)     any management or similar agreement; or

        (10)     all Organizational Documents; and

        (11)       any other oral or written agreement material to the Company or any of the Subsidiaries.

        (B)    Enforceability of Contracts. Each of the Contracts to which the Company is a party and each of the Contracts to which any of the Subsidiaries is a party is enforceable and in full force and effect, except as such enforceability and effectiveness may be limited by bankruptcy, insolvency or other similar laws from time to time in effect which affect the enforcement of creditors rights generally and by general principles of equity. The Company is not in breach or default, nor are there any facts that with notice or lapse of time would cause a breach or default by the Company, under any of the Contracts, nor, to the knowledge of any Seller Party, is there any existing breach or default, or any facts that with notice or lapse of time would constitute a breach or default, of any such Contract by any other party thereto. Except as set forth on Schedule 2.6(B), as of the date hereof, none of the Subsidiaries is in breach or default, nor are there any facts that with notice or lapse of time would cause a breach or default by any of the Subsidiaries under any of the Contracts, nor, to the knowledge of any Seller Party, is there is any existing breach or default, or any facts that with notice or lapse of time would constitute a breach or default, of any such Contract by any other party thereto. As of the Closing Date, none of the Subsidiaries is in breach or default, nor are there any facts that with notice or lapse of time would cause a breach or default by any of the Subsidiaries under any of the Contracts, nor, to the knowledge of any Seller Party, is there is any existing breach or default, or any facts that with notice or lapse of time would constitute a breach or default, of any such Contract by any other party thereto. Each of the written Contracts incorporates all of the material terms and conditions agreed to by the parties thereto.

        2.7      Indebtedness of the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries has, nor shall the execution of this Agreement or the consummation of the transactions contemplated hereby result in either the Company or any of the Subsidiaries being subject to, any debt, guaranty, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, due or to become due, or known or unknown, other than such liabilities incurred in the ordinary course of business consistent with past practices or which have not had or could not reasonably be expected to result in a Material Adverse Effect (as defined below) on the Company or the Subsidiaries taken as a whole.

        2.8      Litigation.There is no suit, action or other proceeding, or injunction or final judgment relating thereto, pending, or to the knowledge of any of the Seller Parties, threatened against the Company or any of the Subsidiaries that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with this Agreement or the performance of the Company’s obligations hereunder. There is no suit, action or other proceeding, or injunction or final judgment relating thereto, pending, or, to the knowledge of any of the Seller Parties, threatened against the Company or any of the Subsidiaries, nor, to the knowledge of any of the Seller Parties, any investigation that might result in any such suit, action or proceeding.

        2.9      Financial Statements. Attached as Schedule 2.9 are the unaudited balance sheets (the “Balance Sheets”), together with the Statements of Operations (the “Statements of Operations”), of the Company and the Subsidiaries as of and for the year ended December 31, 2007. The Balance Sheets are true and correct in all material respects as of that date, and there are no material liabilities, obligations or indebtedness that were owed or owing by the Company or any of the Subsidiaries, respectively, as of that date that are not shown on the Balance Sheets. The Balance Sheets and the Statements of Operations were prepared on a cash basis. The Balance Sheets and the Statements of Operations fairly present the financial condition of the Company and the Subsidiaries in all material respects as of the date thereof. Since December 31, 2007, no dividends or distributions have been made by the Subsidiaries to the stockholders, members or partners of such Subsidiaries and no dividends or distributions have been made by the Company to any of the Stockholders.

        2.10      Absence of Changes. Since the date of the Balance Sheets, there has not been any event or development which could reasonably be expected to result in a Material Adverse Effect (as hereafter defined) on the Company or the Subsidiaries. For purposes of this Agreement, “Material Adverse Effect” means, for any Person, a material adverse effect (i) on the business, operations, financial condition, assets and properties, liabilities or prospects of such Person, taken as a whole, or (ii) on the ability of such Person to enter into this Agreement or consummate the transactions contemplated hereby, provided, however, that it shall not include any effect or change occurring as a result of, either alone or in combination, general economic or financial conditions, or other developments which are not unique to the Person but also uniformly affect each of the other Persons who participate or are engaged in the lines of business in which the Person participates or is engaged.

        2.11      Absence of Certain Liabilities. Neither the Company nor any of the Subsidiaries has any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities (i) that are reflected in the Balance Sheets or (ii) that have arisen after the date of the Balance Sheetsin the ordinary course of business and that, individually or in the aggregate, are not material to the Company and are of the same character and nature as the liabilities quantified on the face of the Balance Sheets.

        2.12     Assets.

        (A)     Each of the Company and the Subsidiaries is in possession of and has good and indefeasible title to, or has valid leasehold interests in or valid rights to use, all tangible personal property, equipment, plants, buildings, structures, facilities and all other assets and properties necessary for the conduct of their business as currently conducted (the “Business”), except where the failure to hold such title, interest or right would not have a Material Adverse Effect either individually or in the aggregate on the Company and the Subsidiaries. All tangible personal property and equipment used by the Company and the Subsidiaries in the conduct of the Business (the “Equipment”) is without material defects and is in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of the Business as presently conducted. Schedule 2.12(A) contains a list and description of (i) each item of Equipment with a book value or market value in excess of $5,000; (ii) the name of the entity that owns such item of Equipment and (iii) the physical location of such item of Equipment.

        (B)     Except as set forth on Schedule 2.12(B), (a) the assets and properties shown on the Balance Sheets and acquired after the date of the Balance Sheets in the ordinary course of business of the Company and the Subsidiaries (together with leased assets as described on Schedule 2.12(A), collectively, the “Companies’Assets”) constitute and include all the assets necessary for the conduct of the business of the Company and the Subsidiaries as currently conducted, (b) there are no material assets used in or relied upon for the conduct of the business of the Company and the Subsidiaries other than the Companies’ Assets, and (c) the Company and the Subsidiaries have good, marketable and indefeasible title to, or a valid leasehold interest in, all of the Companies’ Assets, in each case free and clear of any Encumbrances.

        (C)     Neither the Company nor any of the Subsidiaries now owns or has ever owned any real property (including ground leases).

        2.13      Receivables. All accounts receivable of the Company and the Subsidiaries represent valid and bona fide claims and were acquired or arose in the ordinary course of business.

        2.14      Insurance.Schedule 2.14 sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) to which the Company and the Subsidiaries (or any of them) are a party, a named insured, or otherwise the beneficiary of coverage: (i) the name of the insurer, the name of the policyholder, and the name of each covered insured; (ii) the policy number; and (iii) the amount (including a description of how deductibles and ceilings are calculated and operate) of coverage.

        With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) none of the Company or the Subsidiaries nor, to the knowledge of the Seller Parties, any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy by the Company and the Subsidiaries, or, to the knowledge of the Seller Parties, by any other party thereto; and (iii) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Seller Parties, any other party to the policy has repudiated any material provision thereof. Each such policy is issued by an insurer that is financially sound and reputable.

        2.15      Compliance with Legal Requirements; Governmental Authorizations. Except with respect to compliance with Environmental Matters and Tax Matters, which are covered exclusively in Sections 2.16 and 2.17, respectively:

        (A)     Both the Company and the Subsidiaries are, and at all times since their organization have been, in compliance with each material legal requirement that is or was applicable to it or to the conduct or operation of their respective business or the ownership or use of any of their respective assets, except where failure to comply would not result in a Material Adverse Effect on the Company or the Subsidiaries taken as a whole.

        (B)     No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by the Company or the Subsidiaries (or any of them) of any legal requirement, except where such violation would not result in a Material Adverse Effect on the Company or the Subsidiaries taken as a whole or (ii) would reasonably be expected to give rise to any obligation on the part of the Company and the Subsidiaries (or any of them) to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except where the cost of such remedial action would not have a Material Adverse Effect on the Company or the Subsidiaries taken as a whole.

        (C)     Neither the Company nor any of the Subsidiaries have received any written notice or other written communication from any Authority or any other Person regarding (i) any actual, alleged, possible, or potential violation by, or failure of the Company or the Subsidiaries (or any of them) to comply with, any legal requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company and the Subsidiaries (or any of them) to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

        2.16     Environmental Matters.

        (A)     The Company and the Subsidiaries are in compliance with all applicable Environmental Laws (as defined below) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries (or any of them), and, to the knowledge of the Seller Parties, there are no circumstances which may materially prevent or interfere with such compliance in the future. Neither the Company nor any of the Subsidiaries have received any written communication, whether from an Authority, citizen group, employee or otherwise, that alleges that the Company and the Subsidiaries (or any of them) or any of their respective assets or properties used in the Business is not in full compliance with Environmental Laws. All permits, registrations and other governmental authorizations currently held by the Company and the Subsidiaries (or any of them) pursuant to Environmental Laws (collectively, “Environmental Permits”) represent all permits necessary for the conduct of the Business as currently conducted, except where the failure to hold such Environmental Permits (or any of them) could not reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries (or any of them). Neither the Company nor any of the Subsidiaries have been notified by any relevant Authority that any such permit will be modified, suspended or revoked or cannot be renewed in the ordinary course of business.

        (B)     There is no Environmental Notice (as defined below) that is (i) pending or, to the knowledge of the Seller Parties, threatened against the Company and the Subsidiaries (or any of them) or (ii) to the knowledge of the Seller Parties, pending or threatened against any Person whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed to the Company and the Subsidiaries (or any of them).

        (C)     To the knowledge of the Seller Parties, there are no past or present actions, activities, circumstances, conditions, events or incidents arising from the operation, ownership or use of any property currently or formerly owned, operated or used by the Company and the Subsidiaries (or any of them), including, without limitation, the release, emission, discharge or disposal of any Material (as defined below) into the Environment (as defined below), that (i) could reasonably be expected to result in the incurrence of costs under Environmental Laws or (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to the Company and the Subsidiaries (or any of them) or against any Person whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed to the Company and the Subsidiaries (or any of them).

        (D)     For purposes of this Section 2.16:

        (1)     “Environment” means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and any indoor workplace.

        (2)     “Environmental Notice” means any written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, harm or damages to Person, property, natural resources or other fines or penalties) arising out of, based on or resulting from (a) the emission, discharge, disposal, release or threatened release in or into the Environment of any Material or (b) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

        (3)     “Environmental Laws” means all national, state, local and foreign laws, codes, regulations, common law, requirements, directives, orders, and administrative or judicial interpretations thereof, all as in effect on the date hereof, that may be enforced by any Authority, relating to pollution or the protection of the Environment.

        (4)     “Material” means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, including, without limitation, petroleum and petroleum products.

        2.17     Tax Matters.

        (A)     Except as set forth on Schedule 2.17(A), each of the Company and the Subsidiaries has filed on a timely basis all Tax Returns (as defined below) that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Except as set forth on Schedule 2.17(A), each of the Company and the Subsidiaries has paid on a timely basis all Taxes that were due and payable by it, or if not yet due and payable, such Taxes have been accrued on the Balance Sheets. Neither the Company nor any of the Subsidiaries has requested an extension of time to file any Tax Return that has not since been timely filed. Neither the Company nor any of the Subsidiaries has any actual or potential liability for any Tax obligation of any other taxpayer (including any liability for Taxes as a result of being a member of a consolidated group). All Taxes that the Company and the Subsidiaries are or were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper U.S. or foreign Authority.

        (B)     The Company has made available to Buyer complete and accurate copies of all Tax Returns, and has delivered to Buyer complete and accurate copies of all examination reports, together with all related examination reports and statements of deficiency for the last two full calendar years from and after their organization, and statements of deficiencies, if any, assessed against or agreed to by the Company and the Subsidiaries (or any of them). To the knowledge of the Seller Parties, no examination, audit, administrative proceeding or court proceeding relating to any Tax Return of the Company nor any of the Subsidiaries by any U.S. or foreign Authority is currently in progress or, threatened or contemplated. Except as set forth on Schedule 2.17(B), neither the Company nor any of the Subsidiaries have been informed in writing by any taxing Authority that the taxing Authority believes that the Company and the Subsidiaries (or any of them) were required to file any Tax Return that was not filed. Neither the Company nor any of the Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any of the Subsidiaries is a party to any agreement for the sharing or allocation of Taxes. Neither the Company nor any of the Subsidiaries is required to include in income any adjustment pursuant to Section 481 of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of a change in accounting method and neither has any knowledge that the Internal Revenue Service has proposed or is proposing any such adjustment or change in accounting method.

        (C)     There are no liens upon the assets of the Company or any of the Subsidiaries or any of the Shares for Taxes except for Taxes not yet due and payable.

        (D)     The acquisition of the Shares will not be a factor in causing any payments to be made by the Company or any of the Subsidiaries to not be deductible under Section 280G of the Code.

        (E)     Any transactions of the Company or any of the Subsidiaries that could give rise to an understatement of federal income tax under Section 6662 of the Code were adequately disclosed (or with respect to Tax Returns to be filed before the Effective Date will be adequately disclosed) on Tax Returns required in accordance with Section 6662(d) of the Code.

        (F)     For purposes of this Agreement:

        (1)     “Tax” (and, with correlative meaning, “Taxes,” “Taxable” and “Taxing”) means any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any U.S. or foreign Authority responsible for the imposition of any such tax (domestic or foreign).

        (2)     “Tax Return” means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing Authority, whether U.S. or foreign, with respect to Taxes.

        2.18      Permits. Schedule 2.18 contains a true and complete list of all permits used in and material, individually or in the aggregate, to the Company and the Subsidiaries (or any of them) or the conduct of business by the Company and the Subsidiaries. All such permits are currently effective and valid and have been validly issued. To the knowledge of the Seller Parties, no additional permits are necessary to enable the Company and the Subsidiaries (or any of them) to conduct their business in material compliance with all applicable federal, state and local laws. Neither the execution, delivery or performance of this Agreement nor the mere passage of time will have any affect on the continued validity or sufficiency of such permits, nor will any additional permits be required by virtue of the execution, delivery or performance of this Agreement with respect to the conduct of their business as now conducted by the Company and the Subsidiaries. The Company has provided or made available to Buyer true and complete copies of all permits listed in Schedule 2.18.

        2.19      Regulatory Compliance.

        (A)     The Company and the Subsidiaries have timely filed or otherwise provided all registrations, reports, data, and other information and applications with respect to their (whether owned, used, manufactured, managed or distributed) medical devices, pharmaceutical, consumer, health care, and other governmentally regulated products (the “Regulated Products”) required to be filed with or otherwise provided to the United States Food and Drug Administration (the “FDA”) or any other Authority with jurisdiction over the manufacture, use, or sale of the Regulated Products, have complied in all material respects with all legal requirements of the FDA or other Authority with respect to the Regulated Products (including but not limited to the Federal Food, Drug, and Cosmetic Act, the Medicare Anti-Kickback Statute, the Health Insurance Portability and Accountability Act, the Federal False Claims Act, the Federal laws concerning physician self-referral known as “Stark I” and “Stark II”, and the rules and regulations of the Joint Commission on Accreditation of Healthcare Organizations), and all regulatory licenses or approvals in respect thereof are in full force and effect. All documentation, correspondence, reports, data, analyses and certification relating to or regarding any medical devices of the Company and the Subsidiaries filed with or delivered by or on behalf of the Company or any of the Subsidiaries to any Authority was true and accurate in all material respects when so filed or delivered and, to the knowledge of the Seller Parties, remains true and accurate in all material respects. Any distribution of a Regulated Product by the Company or a Subsidiary is being distributed and marketed in material compliance with all applicable requirements under all applicable laws, except for any non-compliance that would not have a Material Adverse Effect on the Company or the Subsidiaries taken as a whole.

        (B)    Schedule 2.19(B) sets forth a list of each Regulated Product manufactured, marketed, distributed, sold or licensed by or on behalf of the Company and the Subsidiaries (or any of them) as of the date of this Agreement.

         (C)     To the knowledge of the Seller Parties, no request has ever been made to recall, withdraw, suspend or discontinue any Regulated Product distributed or managed by the Company and the Subsidiaries (or any of them) (whether voluntarily or otherwise). To the knowledge of the Seller Parties, no proceedings (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Regulated Product managed or distributed by the Company and the Subsidiaries (or any of them) are pending or, to the knowledge of the Seller Parties, threatened against the Company and the Subsidiaries (or any of them); nor have any such proceedings ever been instituted.

        (D)     Neither the Company nor any of the Subsidiaries have received any written notice from the FDA or any other Authority of any action to withdraw its approval or request the recall of any Regulated Product or any action to enjoin production of any Regulated Product.

        2.20      Brokers.Neither the Company nor any of the Subsidiaries has retained any broker in connection with this Agreement. Buyer has, and will have, no obligation to pay any broker’s, finder’s, investment banker’s, financial advisor’s or similar fee in connection with the transfer of the Shares under this Agreement and the consummation of the transactions contemplated herein, by reason of any action taken by or on behalf of any of the Company or the Subsidiaries.

        2.21    Directors and Officers; Banking Arrangements. Schedule 2.21 sets forth a true and complete list of (A) the names of all the officers, directors and managers of the Company and the Subsidiaries and (B) the name of each bank in or with which the Company and the Subsidiaries (or any of them) has an account and a brief description of each such account. All accounts relating to these banking arrangements will be the sole and continued possession of the Company and the Subsidiaries and no distributions of any kind will be made prior to the closing of this transaction.

        2.22    Material Misstatements and Omissions. This Agreement (including the Company Schedules) does not, and any certificates delivered by the Company pursuant to the terms of this Agreement, will not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained or to be contained herein or therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

        2.23    Working Capital; Indebtedness. The amount of Working Capital (as defined below) on the date hereof equals or exceeds the amount of Working Capital as of December 31, 2007. Except as set forth in Schedule 2.23, as of the date hereof, neither the Company nor any of the Subsidiaries has any indebtedness. For purposes of this Agreement, “Working Capital” means Current Assets minus Current Liabilities. In no event will the determination of Working Capital include (a) any intercompany accounts among the Company and the Subsidiaries, or (b) any amounts due to or from the Sellers. Subject to the foregoing, Working Capital will be calculated in accordance with GAAP, applied on a basis consistent with that employed in the preparation of the Balance Sheets (but only to the extent consistent with GAAP). “Current Assets” means the current assets of the Company on a consolidated basis as of any given date of determination calculated in accordance with the definition of “Working Capital”. “Current Liabilities” means the current liabilities of the Company on a consolidated basis as of any given date of determination calculated in accordance with the definition of “Working Capital”.

        2.24    Related Party Transactions. Except for the Management Agreements between the Company and the respective Subsidiaries listed on Schedule 2.24, there are no contracts or agreements (a) between the Company and any of the Subsidiaries, (b) between a Subsidiary and another Subsidiary, or (c) between the Company or any of the Subsidiaries, on the one hand, and any Seller, Additional Seller, affiliate of any Seller or Additional Seller, or any stockholder, member, director, officer, manager, partner or employee of the Company or any of the Subsidiaries, on the other hand.

        2.25      Intellectual Property. As used in this Agreement, “Intellectual Property” means any rights, licenses, charges, Encumbrances, equities and other claims that any Person may have to claim ownership, authorship or invention of, to use, to object to or prevent the modification of or to withdraw from circulation or control the publication or distribution of, any: (a) copyrights in both published works and unpublished works, (b) fictitious business names, trading names, corporate names, registered and unregistered trademarks, service marks and applications, (c) any (i) patents and patent applications and (ii) business methods, inventions and discoveries that may be patentable, (d) computer software or middleware and (e) know-how, trade secrets, confidential information, customer lists, software (source code and object code), technical information, data, process technology, plans, drawings and blue prints. The Company and the Subsidiaries own, or possess legally enforceable rights to use, all Intellectual Property used in the business as currently, or as currently proposed to be, conducted by the Company and the Subsidiaries. The Company and the Subsidiaries’ use of the Intellectual Property in their business as currently conducted (and the operation of their business) does not infringe, violate or constitute misappropriation (x) on any other Person’s patents, trademarks, service marks, trade names, logo, trade dress, mask work, or other intellectual property right (other than copyright or trade secret rights) and (y) to any Seller Party’s knowledge, any other Person’s copyright or trade secret rights.

        2.26     Labor; Employees. Neither the Company nor any Subsidiary has any employees or otherwise employs any person. Neither the Company nor any Subsidiary has at any time in the last three years employed any person. Neither the Company nor any of the Subsidiaries is a party to or bound by any collective bargaining contract or agreement, nor has the Company nor any Subsidiary experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither the Company nor any of the Subsidiaries has committed any unfair labor practice (as determined under any law or regulation). No Seller Party has any knowledge of any organizational effort currently being made or, to any Seller Party’s knowledge, threatened by or on behalf of any labor union with respect to any of the employees of the Company and the Subsidiaries.

        2.27    Employee Benefits. Schedule 2.27 lists, by Company and Subsidiary, each non-qualified deferred compensation plan, qualified defined contribution retirement plan, qualified defined benefit retirement plan or other material fringe benefit plan or program that is maintained by the Company or any Subsidiary or to which the Company or any Subsidiary contributes. With respect to any employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to ERISA and which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to, within six years prior to the date hereof, by the Company or any Subsidiary or any Person deemed to be affiliated or aggregated with the Company or any Subsidiary under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA, (a) no unsatisfied withdrawal liability or obligation, within the meaning of Section 4201 of ERISA, has been incurred, (b) no unsatisfied liability or obligation to the Pension Benefit Guaranty Corporation has been incurred by the Company or any Subsidiary or any business or entity which is a member of a “controlled group of corporations,”under “common control” or an “affiliated service group” with the Company or any Subsidiary within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company or any Subsidiary under Section 414(o) of the Code, or is under “common control” with the Company or any Subsidiary, within the meaning of Section 4001(a)(14) of ERISA, (c) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred and (d) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made. Schedule 2.27 lists all other employment agreements, employment arrangements and other fringe benefits or programs of the Company and the Subsidiaries. With respect to any kind of employee benefit plan, such plan has been funded and maintained in compliance with all laws and regulations applicable thereto and the requirements of such plan’s governing documents.

        2.28     Healthcare Laws.

        (A)     Neither the Company, nor any of the Subsidiaries, nor any of their respective officers, directors, or managing employees (as the term “managing employee” is defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) (“Representatives”) has been, or is being, investigated by any Authority with respect to any activity that contravenes or is alleged to contravene, or constitutes or is alleged to constitute, a violation of any Healthcare Law (as defined in Section 2.28(e)).

        (B)     Except as set forth on Schedule 2.28(B), neither the Company, nor any of the Subsidiaries, nor any of their respective Representatives has engaged in any activity that contravenes or constitutes a violation of any Healthcare Law. Immediately following the consummation of the transactions contemplated hereby, the organizational and ownership structures of the Company and the Subsidiaries shall not violate any Healthcare Law or other applicable law.

        (C)     Neither the Company, nor any of the Subsidiaries, nor any of their respective Representatives has: (i) had a material civil monetary penalty assessed against it under Section 1128A of the SSA (as defined in Section 2.28(e)) or any regulations promulgated thereunder; (ii) been excluded from participation under the Medicare program or a state or Federal healthcare program; (iii) been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the offenses for which it could face mandatory expulsion from such programs, as described in SSA Section 1128(a) or any regulations promulgated thereunder; or (iv) engaged in any activity or undergone any occurrence for which it could face permissive exclusion from such programs, as described in SSA Section 1128(b).

        (D)     Except as set forth on Schedule 2.28(B), each of the Company and the Subsidiaries is in compliance with the privacy regulations promulgated pursuant to the Health Insurance Portability and Accountability Act (“HIPAA”) as set forth in 45 C.F.R. Parts 160 and 164, as may be amended from time to time, and is in compliance with all Business Associate Agreements, as that term is contemplated by HIPAA, to which it is a party.

        (E)     “Healthcare Law” means the following laws relating to the regulation of the healthcare industry or to payment for services rendered by healthcare providers (as such laws are currently enforced or as interpreted on the Closing Date by existing, publicly available judicial and administrative decisions and regulations): (i) Sections 1877, 1128, 1128A or 1128B of the Social Security Act (the “SSA”); (ii) any prohibition on the making of any false statement or misrepresentation of material facts to any Authority that administers a federal or state healthcare program (including, but not limited to, Medicare, Medicaid and the federal Civilian Health and Medical Plan of the Uniformed Services); (iii) any law, regulation, manual provision or administrative interpretation regarding coding, billing or reimbursement for healthcare services payable by a state or federal healthcare program; (iv) the licensure, certification or registration requirements of healthcare facilities, services or equipment; (v) any state certificate of need or similar law governing the establishment of healthcare facilities or services or the making of healthcare capital expenditures; (vi) any state law relating to fee-splitting or the corporate practice of medicine; (vii) any state physician self-referral prohibition or state anti-kickback law; (viii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any federal or state healthcare program; (ix) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; (x) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance; and (xi) any other applicable healthcare regulatory program or law.

        2.29    Relationships with Investors in Subsidiaries. Each of the Subsidiaries has a good working relationship with each of its physician investors. To the knowledge of the Seller Parties, (a) none of the physician investors in any of the Subsidiaries is in breach or default under any agreements or charters of or with such Subsidiary and (b) there is no fact or circumstance that, with or without notice or lapse of time, would create a right under any agreements or charters of or with any Subsidiary to repurchase the interest of any physician investor in such Subsidiary.

        3.    Representation and Warranties of the Sellers and Additional Sellers.

        Each Seller and Additional Seller, severally and not jointly, represents and warrants to the Buyer that the statements contained in this Section 3 are true, correct and complete as of the date hereof and as of the Closing Date.

        3.1    Authority. Each Seller and Additional Seller possesses full power and authority to execute and deliver this Agreement and each other agreement or document executed or delivered as required or contemplated under this Agreement (such agreements and documents, including this Agreement, the “Transaction Documents”), including but not limited to the Yonke Employment Agreement, the Ringel Employment Agreement, the Bentley Employment Agreement, and the Registration Rights Agreement, to which he is a party and to perform his obligations hereunder and thereunder. With respect to each Seller and Additional Seller, this Agreement and each other Transaction Document to which such Seller or Additional Seller, as the case may be, is a party has been duly authorized and, when executed and delivered to Buyer, shall be duly and validly executed and delivered by such Seller or Additional Seller, as the case may be, and shall constitute the legal, valid and binding obligations of such Seller or Additional Seller, as the case may be, enforceable against such Seller or Additional Seller, as the case may be, in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar laws from time to time in effect which affect the enforcement of creditors’ rights generally and by general principles of equity.

        3.2    No Violation. Neither the execution and delivery by each Seller and Additional Seller of this Agreement and the other Transaction Documents to which such Seller or Additional Seller, as the case may be, is a party nor the performance of such Seller’s or Additional Seller’s, as the case may be, obligations hereunder and thereunder will (i) violate any provision of the Organization Documents, (ii) violate any law or regulation of any Authority, (iii) require any consent or approval of, notice to or filing with, any Authority which has not been obtained or made, (iv) result in a breach of any provision of, or require the consent or approval of any Person which has not been obtained under, any contract or agreement to which such Seller or Additional Seller, as the case may be, is a party, (v) result in an Encumbrance upon any of the Shares or any other assets of such Seller or Additional Seller, as the case may be, or (vi) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

        3.3    Shares. Each Seller holds of record and owns beneficially, and each Additional Seller shall as of the Closing Date hold of record and beneficially, the capital stock of the Company as set forth next to such Seller’s or Additional Seller’s, as the case may be, name in Schedule 1.2, free and clear of any Encumbrances (other than restrictions on transfer under the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws and regulations). Except for the Stockholders Agreement, no Seller or Additional Seller is a party to any agreement (other than this Agreement) that could require such Seller or Additional Seller, as the case may be, to sell, transfer or otherwise dispose of any of the Shares or any equity interest in any of the Subsidiaries. Immediately following consummation of the transactions contemplated by this Agreement, the Buyer shall own the Shares free and clear of all Encumbrances (other than restrictions or transfer under the Securities Act and state securities laws and regulations and Encumbrances created by the Buyer).

        3.4    Litigation. No action or proceeding is pending against a Seller or Additional Seller or, to the knowledge of such Seller or Additional Seller, as the case may be, threatened against such Seller or Additional Seller, as the case may be, seeking to prohibit the consummation of the transactions contemplated hereby.

        3.5    Brokers. No Seller or Additional Seller has any liability or obligation to pay any compensation to any broker, finder or agent with respect to the transactions contemplated hereby for which the Buyer, the Company, or any of the Subsidiaries could become directly or indirectly liable.

        3.6    Investor Representations. Each Seller and Additional Seller acknowledges that the stock certificates representing HTRN Common Stock to be issued to such Seller or Additional Seller, as the case may be, hereunder will contain customary legends regarding restrictions on resale of unregistered shares under Federal and state securities laws. Each Seller and Additional Seller represents that he is an accredited investor as defined under Rule 501 of the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks incident to the acquisition of shares of HTRN Common Stock. Each Seller and Additional Seller acknowledges that such shares of HTRN Common Stock are being offered and issued under an exemption from registration pursuant to Section 4(2) and Rule 506 of the Act. Each Seller and Additional Seller represents to the Buyer that (1) such Seller or Additional Seller, as the case may be, has received and reviewed to such Seller’s or Additional Seller’s, as the case may be, satisfaction all documents and information that such Seller or Additional Seller, as the case may be, considers material to such Seller’s or Additional Seller’s, as the case may be, decision to acquire such shares, and (2) such Seller or Additional Seller, as the case may be, is acquiring such shares for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

        4.     Representations and Warranties of the Buyer.

        The Buyer represents and warrants to the Seller Parties and the Additional Sellers that the statements contained in this Section 4 are true, correct and complete as of the date hereof and as of the Closing Date.

        4.1    Authority and No Violation. Each of the Buyer and HTRN is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Buyer and HTRN possesses full corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is party and to perform its obligations hereunder and thereunder. This Agreement and each Transaction Document to which it is a party has been duly authorized and, when executed and delivered to Sellers, shall be duly and validly executed and delivered by the Buyer and HTRN and shall constitute the legal, valid and binding obligation of the Buyer and HTRN, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws from time to time in effect which affect the enforcement of creditors’ rights generally and by general principles of equity.

        4.2    Litigation.There is no suit, action or other proceeding, or injunction or final judgment relating thereto, pending, or to the knowledge of the Buyer, threatened against the Buyer or HTRN that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with this Agreement or the performance of the Buyer or HTRN’s obligations hereunder.

        4.3    No Violation. Except as set forth on Schedule 4.3, neither the execution and delivery of this Agreement by the Buyer nor HTRN nor the performance of the Buyer or HTRN’s obligations hereunder, including without limitation, the issuance of HTRN Common Stock, will (i) violate any provision of the Buyer or HTRN’s organizational documents, (ii) violate any law or regulation of any Authority, (iii) require any consent or approval of, notice to or filing with any Authority which has not been obtained or made, (iv) result in a breach of any provision of, or require the consent or approval of any Person which has not been obtained under, any contract or agreement to which the Buyer or HTRN is a party, or (v) result in the creation or imposition of any Encumbrance upon any portion of the assets of the Buyer or HTRN pursuant to the terms of any contract or agreement to which the Buyer or HTRN is a party; except for such violations, failures to obtain consent or approval, failures to send notice or make filings, breaches, or creation or imposition that would not prevent the consummation of the transactions contemplated hereby by the Buyer or HTRN.

        4.4    Brokers.Except as described on Schedule 4.4, neither the Buyer nor HTRN has retained any broker or investment banker in connection with this Agreement. Neither the Company, any of the Subsidiaries, any of the Sellers, nor any of the Additional Sellers shall have any obligation to pay any broker’s, finder’s, investment banker’s, financial advisor’s or similar fee, including without limitation, any fees of Buyer or HTRN’s financial advisor, in connection with the consummation of the transactions contemplated herein, by reason of any action taken by or on behalf of the Buyer or HTRN.

        5.     Covenants; Conduct of Business Pending the Closing.

        5.1     Access.Solely to enable the Buyer to inspect and evaluate the business and the assets of the Company and the Subsidiaries, the Seller Parties will give to the Buyer and its representatives, from and after the date of execution of this Agreement, and during normal business hours, upon reasonable advance notice and under reasonable circumstances, access to the premises, agents, employees and consultants of the Company and the Subsidiaries, and to the extent available access to the following: the Company and the Subsidiaries’ financial statements, books and records, contracts and leases and other documentation related to the Company and the Subsidiaries, ownership and legal affairs relating to the business, operations, assets, operating results (including without limitation, revenues, cash flows and tax returns for the last three (3) years), future prospects and projections, financial controls, current and contingent liabilities, consultants, employees, customers and partners of the Company and the Subsidiaries (including, without limitation, lists of partners, procedures performed, etc.). Subject to the foregoing, the Buyer will be entitled, at its sole cost and expense, to make copies of the books and records to which it is entitled to access pursuant to this Section 5.1. In addition, the Seller Parties will provide the Buyer and its representatives access to the physician investors of the Subsidiaries and to initiate and facilitate discussions between the Buyer and its representatives, on the one hand, and physician investors of the Subsidiaries, on the other.

        5.2    Conduct of the Company and the Subsidiaries’ Business. From the date of this Agreement and until the Closing or termination of this Agreement, whichever first occurs, the Seller Parties and the Subsidiaries will operate and conduct the business of the Company and the Subsidiaries diligently and only in the ordinary course of business consistent with past practices and not make any material change in the methods of accounting (except as required by U.S. generally accepted accounting principles (“GAAP”)), management, marketing or operations of the Company or any of the Subsidiaries. Between the date hereof and the Closing, and except as otherwise consented to by Buyer in writing, the Seller Parties will cause the Company and the Subsidiaries to:

        (A)     subject to the terms and conditions of this Agreement, use commercially reasonable efforts to keep available the services of their present employees and preserve the goodwill, reputation and present relationships of the Company and the Subsidiaries and their business with investors, members, partners, suppliers, customers, licensors and others having business relations with them;

        (B)     use commercially reasonable efforts to preserve the value of their business;

        (C)     not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of capital stock of the Company or any of the Subsidiaries or other equity interests of the Company or any of the Subsidiaries, or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or equity interests other than, with respect to the Subsidiaries, in the ordinary course of business consistent with past practices; provided, that the Company’s equity interests in Pinnacle Surgical LLC and Advanced Medical Partners in Radiation LLC may be transferred by the Company to a third party;

        (D)     not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of their assets (including cash and cash equivalents), other than in the ordinary course of business consistent with past practices;

        (E)     not take or omit to take, or agree to commit to take or omit to take, any action that would make any representation or warranty of any Seller Party hereunder inaccurate in any respect at, or as of any time prior to, the Closing Date;

        (F)     not enter into or adopt any new, or amend any existing, employment, compensation, benefit, severance or consulting arrangement;

        (G)     not enter into any new, or amend or terminate any existing, material contracts, whether or not in writing; provided, however, it is acknowledged that the renewal of the Company’s agreement with Endocare Inc. is currently being negotiated;

        (H)     not incur any indebtedness;

        (I)     comply with all material legal requirements and contractual liabilities applicable to the operations and business of the Company and the Subsidiaries and timely pay all applicable Taxes when due and payable; and

        (J)     except for a cash dividend to the stockholders of the Company not to exceed $400,000, not make or pay, or agree to make or pay, or declare, any dividends or distributions.

        5.3    Negotiation With Others. From and after the date hereof until the termination of this Agreement pursuant to Section 10, no Seller Party nor any of their respective Affiliates, nor any of their respective stockholders, directors, members, partners, officers, agents, managers, or representatives (or persons of equivalent position to the foregoing, as applicable) will, directly or indirectly, (i) solicit, conduct discussions with or engage in negotiations with, (ii) provide information regarding the Company or any Subsidiary to, or (iii) enter into any agreement with, any Person, other than the Buyer, relating to the possible acquisition of the Company or any Subsidiary (whether by way of merger, purchase of ownership interests, purchase of assets or otherwise) or any portion of the ownership interests or assets of the Company or any Subsidiary (each an “Acquisition Proposal”). The Seller Parties will immediately terminate all discussions or negotiations, if any, with any third party with respect to, or any that could reasonably be expected to lead to, an Acquisition Proposal. In addition to the foregoing, if any Seller Party receives any unsolicited offer or proposal to enter negotiations relating to any of the above, the Sellers will promptly notify the Buyer thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be.

                5.4    Notification of Certain Matters. The Sellers will give prompt notice to the Buyer of (a) the occurrence or non-occurrence of any event which would cause any representation or warranty of any Seller Party or Additional Seller contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (b) any failure to comply with or satisfy in any material respect any covenant, condition or agreement hereunder or thereunder. The Buyer will give prompt notice to the Sellers of (i) the occurrence or non-occurrence of any event which would cause any representation or warranty of the Buyer or HTRN contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any failure to comply with or satisfy in any material respect any covenant, condition or agreement hereunder or thereunder.

        5.5    Filings; Consents; Etc. The Seller Parties and the Additional Sellers will use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in compliance with applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby. Without limiting the generality of the foregoing, the Seller Parties will give all notices and make all required filings with or applications to Authorities required to be made by any Seller, Additional Seller, the Company, or any Subsidiary, and use commercially reasonable efforts to obtain all consents of all third parties, including Authorities, that are necessary for the Parties to consummate the transactions contemplated hereby. In addition, the Seller Parties agree to use commercially reasonable efforts to (a) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby, and (b) cause the conditions set forth herein to be satisfied and to consummate the transactions contemplated hereby. The Buyer shall reasonably cooperate with the Seller Parties (i) in determining whether any action by or in respect of, or filing with, any Authority is required, or any consents are required to be obtained from any third parties, in connection with the consummation of the transactions contemplated hereby and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents.

        5.6    Confidentiality. Prior to the Closing Date and after any termination of this Agreement, the Buyer will (and will cause its Affiliates to) hold, and will use their commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Seller Parties furnished to the Buyer or its Affiliates in connection with the transactions contemplated hereby, except to the extent that such information (a) is or becomes generally available to the public other than as a result of disclosure by the Buyer, (b) was within the Buyer’s possession prior to it being furnished to the Buyer by or on behalf of any Seller Party or any of their Affiliates, provided that the source of such information was not known by the Buyer to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Seller Party or any of their Affiliates, (c) becomes available to the Buyer on a non-confidential basis from a source other than any Seller Party or any of their Affiliates, provided that such source was not known by the Buyer to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to any Seller Party or any of their Affiliates, (d) was independently developed by the Buyer without using any information furnished to the Buyer by any Seller Party or any of their Affiliates, or (e) is required to be disclosed by the Buyer or any of its Affiliates (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process), provided that the Buyer or its Affiliates notify the Sellers promptly of the request or requirement so that the Sellers may seek an appropriate protective order or waive compliance with this Section 5.6; provided that the Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated hereby so long as such Persons are informed by the Buyer of the confidential nature of such information and are directed by the Buyer to treat such information confidentially in accordance with this Agreement. The obligation of the Buyer and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Buyer will, and will use its commercially reasonable efforts to cause its Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Seller Parties, upon request, all documents and other materials, and all copies thereof, obtained by the Buyer or its Affiliates or on their behalf concerning Seller Parties in connection with this Agreement that are subject to such confidence.

        5.7    Preparation of Financial Statements. On or before the Closing, the Seller Parties shall cause the financial statements of the Company, including but not limited to the balance sheets, statements of income, statements of shareholders equity and statements of cash flows, for each of the three years ended December 31, 2007 and for the three months ended March 31, 2008 to be prepared in accordance with GAAP and Regulation S-X.

        5.8    Audit. On or before the Closing, the Company shall engage an independent registered public accounting firm, which firm must be acceptable to the Buyer, to conduct an audit in accordance with U.S. generally accepted auditing standards of the financial statements for each of the three years ended December 31, 2007 described in Section 5.7 and shall cause such firm to begin conducting such audit.

        5.9    Indebtedness. The indebtedness of the Company set forth in Schedule 5.9 shall be repaid at or before the Closing. The cash amounts to be paid to Yonke and Ringel under Section 1.2 shall be reduced by the total amounts due on the Closing Date under the loan facilities described in items 3(e) and (f) of Schedule 2.6(A) and the Buyer shall repay such amounts due on the Closing Date. Title to the vehicles described in items ______ and ______ of Schedule 2.12(A) shall be transferred to Yonke and Ringel at Closing. The cash amount to be paid to the Sellers and Additional Sellers under Section 1.2 shall be reduced by the total amount due on the Closing Date under the loan facility described in item 3(c) of Schedule 2.6(A) and the Buyer shall repay such amount due on the Closing Date.

        5.10    Retention Agreements. The Seller Parties shall use their reasonably best efforts to cause those individuals who provide services to the Company and who are selected by mutual consent of the Buyer and the Company (the “Future Retention Employees”) to enter into retention bonus agreements, in form and substance satisfactory to the Buyer, with the Company on or before the Closing Date.

        5.11    Future Employees. The Seller Parties shall use their reasonably best efforts to cause those individuals who provide services to the Company under an employee leasing arrangement and who are selected by the mutual consent of Buyer and the Company (the “Future Employees”) to become employees of HTRN as of the Closing Date.

        5.12    Repayments. All amounts owed by the Sellers and their Affiliates to the Company and the Subsidiaries, including the amounts set forth in items (2), (3), (4), and (5) of Schedule 2.24, shall be repaid on or before the Closing.

        5.13    Foreign Qualifications. The Seller Parties shall use their reasonably best efforts to cause each of the entities set forth on Schedules 2.2(A) and 2.2(B) to qualify to do business as a foreign organization and be in good standing under the laws of each state and other jurisdiction set forth opposite such entity’s name on Schedules 2.2(A) and 2.2(B) by the Closing Date.

        5.14    Partner Approval of Amendment. The Seller Parties shall use their reasonably best efforts to cause the physician partners of the Subsidiary referred to in Schedule 2.6(B) to approve an amendment to the partnership agreement of such Subsidiary, which such amendment shall be in form and substance satisfactory to the Buyer.

        6.     Conditions Precedent to the Obligations of Buyer.

        The obligation of the Buyer to consummate the transactions contemplated hereby is subject to the fulfillment, or the waiver by the Buyer, at or prior to the Closing, of each of the following conditions precedent:

        6.1    Representations and Warranties. Except with respect to (a) the matter described in Schedule 2.6(B) in relation to the representation and warranty set forth in the second to last sentence of Section 2.6(B), (b) the states listed in Schedule 2.2(A) in relation to the representation and warranty set forth in the third sentence of Section 2.2(A), and (c) the states listed in Schedule 2.2(B) in relation to the representation and warranty set forth in the fourth sentence of Section 2.2(B), the representations and warranties made by the Seller Parties and the Additional Sellers in this Agreement shall be true and correct in all material respects (except those which are qualified by a “materiality” qualification or exception contained therein, which shall be true and correct in all respects) on the date hereof and at and as of the Closing Date, with the same force and effect as if made again at and as of that time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period).

        6.2    Performance of Obligations. Each Seller Party and Additional Seller shall have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to have been performed by him, her or it prior to the Closing.

        6.3    No Material Adverse Change. Since the date of this Agreement, there shall not have been any change or other event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, properties, prospects or physician investor relationships of the Company or any Subsidiary.

        6.4    Certificates. The Buyer shall have received a certificate executed by the Sellers, dated as of the Closing Date and reasonably satisfactory in form and substance to the Buyer, certifying the fulfillment of the conditions in Sections 6.1 and 6.2.

        6.5    Delivery of Additional Instruments. On the Closing Date, the Sellers shall deliver, or cause to be delivered, to the Buyer the documents and instruments, in form and substance reasonably satisfactory to the Buyer and its counsel, set forth in Section 8.1.

        6.6    No Prohibitions. No action, suit or proceeding instituted by or before any Authority, arbitrator or mediator may be pending, and no law or order of any court or Authority of competent jurisdiction may be in effect, in each case that would, or would seek to, prohibit, restrain, or enjoin the consummation of the transactions contemplated hereby.

        6.7    Financial Statements. The financial statements of the Company, including but not limited to the balance sheets, statements of income, statements of stockholders equity, and statements of cash flows for each of the three years ended December 31, 2007 (the “Financial Statements”) and for the three months ended March 31, 2008 shall be prepared in accordance with GAAP and Regulation S-X, as determined by the Buyer.

        6.8    Audit. The Buyer shall have determined in its sole discretion that an audit of the Financial Statements by an independent registered public accounting firm will be completed within sixty (60) days following the Closing Date.

        6.9    Consents.The Buyer shall have received in writing from the Sellers the consents and approvals described in Schedules 2.3 and 4.3 hereof.

        6.10     Indebtedness. The indebtedness of the Company described on Schedule 5.9 shall be repaid in full.

        6.11     Repayment of Amounts Due from Related Parties. The amounts set forth in items (2)-(5) of Schedule 2.24 shall be fully repaid.

        7.     Conditions Precedent to Obligations of Sellers.

        The obligation of the Seller Parties and the Additional Sellers to consummate the transactions contemplated hereby is subject to the fulfillment, or the waiver by the Sellers, at or prior to the Closing, of each of the following conditions precedent:

        7.1    Representations and Warranties. The representations and warranties made by the Buyer and HTRN in this Agreement shall be true and correct in all material respects (except those which are qualified by a “materiality” qualification or exception contained therein, which shall be true and correct in all respects) on the date hereof and at and as of the Closing Date, with the same force and effect as if made again at and as of that time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period).

        7.2    Performance of Obligations. The Buyer and HTRN shall have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to have been performed by them prior to the Closing.

        7.3    Certificates. The Sellers shall have received from the Buyer a certificate executed by an executive officer of the Buyer, dated as of the Closing Date and reasonably satisfactory in form and substance to the Sellers, certifying the fulfillment of the conditions in Sections 7.1 and 7.2.

        7.4    Delivery of Additional Instruments. On the Closing Date, the Buyer shall deliver, or cause to be delivered, to the Sellers, the documents and instruments, in form and substance reasonably satisfactory to the Sellers and their counsel, set forth in Section 8.2.

        7.5    No Prohibitions. No action, suit or proceeding instituted by or before any Authority, arbitrator or mediator may be pending, and no law or order of any court or Authority of competent jurisdiction may be in effect, in each case that would, or would seek to, prohibit, restrain, or enjoin the consummation of the transactions contemplated hereby.

        8.     Deliveries.

        8.1    Sellers’Deliveries. Unless otherwise stated below, at the Closing and subject to the terms and conditions set forth herein, the Sellers shall deliver to the Buyer the following items:

        (A)    Stock Certificates. Stock certificates representing the Shares, along with stock powers in form and substance satisfactory to the Buyer executed by the Sellers and Additional Sellers.

        (B)    Company and Subsidiaries’ Books. The books and records of the Company and each of the Subsidiaries, containing a certified (certified by the Secretary of State of the jurisdiction of organization and dated within fifteen (15) days of the Closing Date) copy of each such entity’s charter document, and all other contents thereof, including minutes of meetings of such entity’s governing bodies.

        (C)    Existence and Good Standing Certificates. Certificates from the Secretary of States and/or other Authority of each jurisdiction in which the Company and the Subsidiaries are or are required to be organized and qualified to do business, evidencing that the Company and the Subsidiaries are existing and in good standing under the laws of each such jurisdiction.

        (D)    Resignations. Executed resignations of each officer and director of the Company, effective upon the Closing Date.

        (E)    Officer’s Certificate. An officer’s certificate dated on or before the Closing Date certifying that the board of directors of the Company has authorized the execution and delivery of this Agreement by the Company and the performance of the Company’s obligations under this Agreement.

        (F)    Yonke Employment Agreement. The Yonke Employment Agreement, executed by Yonke.

        (G)    Ringel Employment Agreement. The Ringel Employment Agreement, executed by Ringel.

        (H)    Bentley Employment Agreement.  The Bentley Employment Agreement, executed by Bentley.

        (I)    Registration Rights Agreement. The Registration Rights Agreement executed by each Seller.

        (J)    Release. A general release and waiver of claims, the form of which is attached hereto as Exhibit E, executed by each Seller and Additional Seller.

        (K)    Amendments. With respect to each of the Promissory Notes of Mid America Cryo, dated September 30, 2007, and the related Agreements, dated as of September 30, 2007, as described in Schedule 2.4(c), (1) amendments to each such note and agreement to provide that such note is convertible into a number of shares of HTRN Common Stock (rather than capital stock of the Company) equal to the amount then outstanding under such note divided by the Closing Date Price (as defined below), subject to the holder of such note being an “accredited investor” as defined under Rule 506 of the Securities Act of 1933, the form and substance of which amendments shall be satisfactory to the Buyer and (2) a lock-up agreement by the holder of each such note whereby such holder agrees not to sell or otherwise transfer the shares of HTRN Common Stock acquired upon conversion of such note for a period of two years after the date of such conversion, the form and substance of which agreements shall be satisfactory to the Buyer. The “Closing Date Price” shall equal the average closing price per share of HTRN Common Stock (as reported on the Nasdaq Global Select Market) for the ten trading days immediately prior to the third business day before the Closing Date.

        (L)    Other. Such other documents and instruments as the Buyer or its counsel reasonably requests to effectuate the transactions contemplated hereby.

        8.2    Buyer’s Deliveries. Unless otherwise stated below, on the Closing Date and subject to the terms and conditions set forth herein, the Buyer shall deliver to the Sellers the following items:

        (A)    Corporate Resolutions. An officer’s certificate dated on or before the Closing Date certifying that the board of directors of the Buyer has authorized the execution and delivery of this Agreement and the performance of the Buyer’s obligations under this Agreement.

        (B)    Other Transaction Documents. The Yonke Employment Agreement, the Ringel Employment Agreement, the Bentley Employment Agreement, and the Registration Rights Agreement, executed by HTRN.

        (C)    Other. Such other documents and instruments as the Sellers or their counsel reasonably requests to effectuate the transactions contemplated hereby.

        (D)    Stock Certificate. Stock certificates executed by HTRN representing the shares of HTRN Common Stock to be issued on the Closing Date pursuant to Section 1.2.

        (E)    Cash Consideration. The cash payments pursuant to Section 1.2.

        9.    Covenants Surviving the Closing.

        9.1     Taxes.

        (A)     The Sellers shall be liable for, and shall indemnify and hold harmless the Buyer, the Company and the Subsidiaries against, all Taxes with respect to the sale, transfer, or assignment of their Shares. In addition, Sellers shall be liable for, and shall indemnify and hold harmless the Buyer, the Company and the Subsidiaries against all Taxes relating to the forgiveness by the Sellers or by an affiliate of the Company of any indebtedness owed by the Company or any of the Subsidiaries.

        (B)     The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and the Subsidiaries (or any of them) for all periods ending on or prior to the Closing Date regardless of when they are to be filed. As between the Sellers and the Buyer, the Sellers shall be responsible for all Tax owed by the Company and the Subsidiaries with respect to such periods. To the extent that a reserve for Taxes owed by the Company and the Subsidiaries is reflected in the Balance Sheets, the Sellers shall be given credit for the payment of such Taxes.

        (C)     The Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and the Subsidiaries (or any of them) for periods that begin before the Closing Date and end after the Closing Date (“Straddle Period”). The Buyer shall permit the Sellers ten (10) days to review and comment on each such Tax Return described in the preceding sentence prior to filing and will make such revisions to such Tax Returns as are reasonably requested by the Sellers to the extent any Tax liability is in excess of the amount, if any, reserved on the face of the Balance Sheets. The Sellers shall reimburse the Buyer in cash within five (5) days after payment by the Buyer, the Company, or the Subsidiaries of Taxes owed by the Company and the Subsidiaries (or any of them) that relate to any period prior to the Closing Date (“Pre-Closing Period”) (based on an interim closing of the books of the Company and the Subsidiaries, except in the case of franchise or similar Taxes imposed on the Company and the Subsidiaries which are based on capital or number of shares of stock (or any other type equity) authorized, issued or outstanding, in which case, the allocation will be based on the percentage of days in the Tax year ending on or before the Closing Date and the percentage of days in the Tax year ending after the Closing Date) in excess of the amount, if any, reserved on the face of the Balance Sheets with respect to such Taxes. The portion of the Straddle Period following the Pre-Closing Period shall be referred to as the “Post-Closing Period.”

        (D)     Sellers shall transfer, or cause to be transferred, to the Buyer all written information, books, and records relating to the Company and with respect to the other Subsidiaries that are in the possession of the Company; provided, however, that the Sellers may retain copies for archival and accounting purposes only. Such copies shall be retained on a confidential basis. However, after the Closing Date, the Buyer, upon written request by the Sellers, shall grant and cause the Subsidiaries to grant to the Sellers access at all reasonable times to all of the information, books and records relating to any taxable year of the Company and the Subsidiaries beginning prior to the Closing Date and within the possession of the Buyer or the Company (including work papers and correspondence with taxing authorities), and shall afford the Sellers the right (at the Sellers’ expense) to make copies thereof, to the extent reasonably necessary to permit the Sellers to prepare Tax Returns and to conduct negotiations with taxing authorities.

        (E)     Refunds of Taxes paid or payable with respect to Taxes owed by the Company and the Subsidiaries shall be promptly paid as follows (or to the extent payable but not paid due to offset against other Taxes shall be promptly paid by the party receiving the benefit of the offset as follows): (i) to the Sellers if attributable to Taxes allocable (as determined in a manner consistent with this Section 9.1(C)) to any period ending on or before the Closing Date and the Pre-Closing Period; and (ii) to the Buyer if attributable to Taxes allocable (as determined in a manner consistent with this Section 9.1(C)) to the Post-Closing Period and any period beginning on or after the Closing Date.

        (F)     Any audits or examinations of a Tax Return relating to the Company or any of the Subsidiaries shall be controlled by the Buyer. Buyer shall keep the Sellers reasonably informed of such audit or examination if such audit or examination relates to a period ending on or before the Closing Date or the Pre-Closing Period.

        (G)     If an audit or examination of any Tax Return of the Company or any of the Subsidiaries relating to any period ending on or before the Closing Date or to the Pre-Closing Period results in any adjustment, the effect of which is to increase deductions, losses or credits, or decrease income or gains (“Changes”) reflected on the Tax Return of the Company, and Buyer enjoys a net Tax benefit from an increase in deductions, losses or credits and/or decrease in income or gains (after taking into account the deferral of, or decreases in, deductions, losses or tax credits, or acceleration of, or increase in, income or gain suffered by Buyer as a result of such Changes) (“Buyer Benefits”) for all taxable periods commencing after the Closing Date or relating to a Post-Closing Period, Buyer shall promptly (but in no event later than ten (10) days) make payments for the aggregate amount of reduced Taxes related to the Buyer Benefits to the Sellers as and when the Buyer realizes such Buyer Benefits. If as a result of such Changes, Buyer suffers a net Tax detriment from a decrease in deductions, losses or credits and/or increase in income or gains (“Buyer Detriment”) for all taxable periods commencing after the Closing Date or relating to a Post-Closing Period, Sellers shall promptly (but in no event later than ten (10) days) make payments for the aggregate amount of increased Taxes related to the Buyer Detriment to the Buyer as and when the Buyer realizes such Buyer Detriment.

        (H)     If an audit or examination of any Tax Return of the Company or any of the Subsidiaries relating to any period commencing after the Closing Date or to the Post-Closing Period results in any Changes reflected on the Tax Return of the Company, and Sellers enjoy a net Tax benefit from an increase in deductions, losses or credits and/or decrease in income or gains (after taking into account the deferral of, or decreases in, deductions, losses or tax credits, or acceleration of, or increase in, income or gain suffered by Sellers as a result of such Changes) (“Seller Benefits”) for any taxable periods ending on or before the Closing Date or relating to a Pre-Closing Period, Sellers shall promptly (but in no event later than ten (10) days) make payments for the aggregate amount of reduced Taxes related to the Seller Benefits to the Buyer as and when the Sellers realize such Seller Benefits. If as a result of such Changes, Sellers suffer a net Tax detriment from a decrease in deductions, losses or credits and/or increase in income or gains (“Seller Detriment”) for all taxable periods ending on or before the Closing Date or relating to a Pre-Closing Period, Buyer shall promptly (but in no event later than ten (10) days) make payments for the aggregate amount of increased Taxes related to the Seller Detriment to the Sellers as and when the Sellers realize such Seller Detriment.

        9.2    Further Actions. If, after the date hereof, any further action is necessary to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of such further instruments and documents) at its own expense (unless and to the extent such Party is entitled to indemnification therefor under Article 11 of this Agreement) as the other party reasonably may request.

        9.3    Litigation Support. In the event and for so long as the Buyer, the Company, or any of the Subsidiaries are actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that exists on or prior to the date hereof involving the Company and the Subsidiaries (or any of them), the Sellers will cooperate with the Buyer or the Company and the Subsidiaries (or any of them) in the contest or defense, and provide such testimony and access to those books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the Buyer or the Company and the Subsidiaries (or any of them) (unless and to the extent the Buyer is entitled to indemnification therefor under Article 11of this Agreement).

        9.4    Transition.From and after the Closing Date, the Sellers will refer all customer inquiries, existing or new, relating to the Business to the Buyer in writing and without hesitation.

        9.5     Termination of Agreements.

        (A)     The Stockholders hereby terminate the Stockholders Agreement and agree that the Stockholders Agreement has no further force and effect.

        (B)     The Company and HTRN hereby terminate: (1) that certain Noncompetition and Nonsolicitation Agreement, dated as of November 30, 2006, and (2) that certain Nonsolicitation Agreement, dated November 30, 2006; and agree that such agreements have no further force and effect.

        9.6    Confidentiality. After the Closing Date, each Seller and Additional Seller will treat and hold as confidential any information concerning the business of the Company and the Subsidiaries that is not already generally available to the public (the “Confidential Information”), refrain from using any of the Confidential Information except in connection with this Agreement, and at any time upon the reasonable request of the Buyer deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his, her or its possession or under his, her or its control following the Closing Date. In the event that after the Closing Date a Seller or Additional Seller is required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Seller or Additional Seller may so disclose such Confidential Information, provided that such Seller or Additional Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 9.6.

        10.     Termination.

        10.1    (A)Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

        (1)     by mutual written agreement of the Buyer and the Sellers;

        (2)     by the Buyer if it is not in material breach of its obligations under this Agreement and any condition to the obligations of the Buyer under this Agreement to be complied with or performed by any of the Seller Parties or Additional Sellers at or before the Closing is or becomes impossible to satisfy by the Required Closing Date (as defined below) or shall not have been complied with or performed at the time required for such compliance or performance and such condition shall not have been waived in writing by the Buyer;

        (3)     by the Seller Parties if each is not in material breach of his or its obligations under this Agreement, and any condition to the obligations of the Sellers under this Agreement to be complied with or performed by the Buyer at or before the Closing is or becomes impossible to satisfy by the Required Closing Date or shall not have been complied with or performed at the time required for such compliance or performance and such condition shall not have been waived in writing by the Sellers; or

        (4)     by the Buyer or Sellers if the transactions contemplated hereby shall not have been consummated on or before June 1, 2008 (the “Required Closing Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(a)4 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date.

        (B)    Procedure Upon Termination. In the event of termination of this Agreement by the Buyer or the Sellers or by both the Buyer and the Sellers according to the terms hereof, the transactions contemplated herein shall be abandoned without further action by the Buyer or the Sellers. Upon any termination of this Agreement pursuant to this Article 10, the respective obligations of the Parties hereto under this Agreement shall terminate; provided, however, no termination of this Agreement shall release, or be construed as releasing, any Party from any liability to the other Party(ies) which may have arisen from any breaches of this Agreement. A Party’s right to terminate this Agreement is in addition to, and not in lieu of, any other legal or equitable rights or remedies which such Party may have.

        11.    Survival of Representations; Indemnities.

        11.1     Survival; Liability.

        (A)    No Effect on Liability. None of (i) the consummation of the transactions contemplated herein, (ii) the delay or omission of any Party to exercise any of its rights under this Agreement, (iii) any investigation or disclosure that any Party makes, (iv) any notice that any Party gives, or (v) any knowledge that any Party obtains as a result thereof, or otherwise, shall (x) affect the liability of the Parties to one another for breaches of their covenants contained in this Agreement, (y) affect the liability of the Parties to one another for misrepresentation under this Agreement, or (z) prevent any Party from relying on the representations and covenants contained in this Agreement.

        (B)    Survival. Except for Section 2.17, the representations and warranties contained in this Agreement shall survive the Closing and shall continue in full force and effect for three (3) years following the Closing Date. The representations and warranties contained in Section 2.17 shall survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations. The covenants contained in this Agreement shall survive the Closing.

        11.2     Indemnities.

        (A)    Sellers’ Indemnity. Subject to the limitations of Section 11.2(E), Sellers shall, jointly and severally, indemnify, defend and hold harmless the Buyer and its officers, directors, employees, partners, affiliates (including but not limited to the Company and the Subsidiaries), agents, successors, subsidiaries and permitted assigns (collectively, the “Buyer Indemnified Group”) from and against any and all liabilities, damages, obligations, claims and expenses (including, without limitation, costs of investigation and defense and reasonable attorney’s fees) (collectively “Losses”) that any member of the Buyer Indemnified Group sustains or becomes subject to as a result of, arising out of or relating to (i) the breach of any of the representations and warranties of the Seller Parties made herein (except those set forth in Section 3), (ii) the breach of any covenants or agreements of the Seller Parties made herein, (iii) any Third Party Claims (as defined in Section 11.2(C) below) arising out of or relating to the ownership of the Shares, the operation of the Company and the Subsidiaries or the conduct of the business of the Company and the Subsidiaries (or any of them) in any period prior to the Closing Date, (iv) any penalties or interest related to any state sales, use, income, franchise or property Tax of the Company or any of the Subsidiaries due but unpaid as of the Closing Date, (v) any state sales, use, income, franchise or property Tax (exclusive of any penalties or interest) of the Company or any of the Subsidiaries due but unpaid as of the Closing Date and that HTRN or any wholly-owned subsidiary thereof (including the Company) is or becomes obligated to pay or agrees to pay, and (vi) the failure of the Company or any Subsidiary as of the Closing Date to be duly qualified to do business as a foreign organization and to be in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Subject to the limitations of Section 11.2(E), each Seller and Additional Seller shall, severally and not jointly, indemnify, defend and hold harmless each member of the Buyer Indemnified Group from and against any and all Losses that any member of the Buyer Indemnified Group sustains or becomes subject to as a result of, arising out of or relating to the breach by such Seller or Additional Seller, as the case may be, of any of the representations and warranties set forth in Section 3 herein.

        (B)    The Buyer’s Indemnity. The Buyer shall indemnify, defend and hold harmless the Sellers from and against all Losses that any Seller sustains or becomes subject to as a result of (i) the breach of any of the representations and warranties of the Buyer made herein, or (ii) the breach of any of the covenants or agreements of the Buyer made herein.

        (C)    Third Party Claim. If any claim, action, suit or proceeding is filed or initiated by a third party against any Party entitled to the benefit of indemnity hereunder (each, a “Third Party Claim”), written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within three (3) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such Third Party Claim, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such Third Party Claim and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified party, at the indemnifying party’s cost, risk and expense (unless (i) the indemnifying party has failed to assume the defense of such Third Party Claim or (ii) the named parties to such Third Party Claim include both of the indemnifying party and the indemnified party, and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate), and to compromise or settle such Third Party Claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. The indemnified party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying party fails to assume the defense of such Third Party Claim within 15 days after receipt of notice thereof pursuant to this Section 11.2, or (ii) the named parties to such Third Party Claim include both the indemnifying party and the indemnified party and the indemnified party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party and that joint representation would be inappropriate, the indemnified party against which such Third Party Claim has been filed or initiated will (upon delivering notice to such effect to the indemnifying party) have the right to participate, at the indemnifying party’s cost and expense, in the defense, compromise or settlement of such Third Party Claim; provided, however, that such Third Party Claim shall not be compromised or settled without the written consent of both the indemnified and the indemnifying party, which consent shall not be unreasonably withheld. The indemnifying party shall be liable for any settlement of any Third Party Claim effected pursuant to and in accordance with this Section 11.2 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any Losses by reason of such settlement or judgment.

        Regardless of whether the indemnified party participates in the defense, the indemnifying party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Third Party Claim under this Section 11.2.

        (D)    Cooperation. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such Third Party Claim and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost (if the indemnifying party is not otherwise liable for such costs under this Section 11.2), participate in the investigation, trial and defense of such Third Party Claim and any appeal arising therefrom. The indemnifying party shall pay all reasonable expenses due under this Section 11.2 as such expenses become due. In the event such expenses are not so paid, the indemnified party shall be entitled to settle any Third Party Claim under this Section 11.2 without the consent of the indemnifying party and without waiving any rights the indemnified party may have against the indemnifying party.

        (E)    Limitations on Liability of Sellers and Indemnification of Buyer Indemnified Group. Claims for indemnification by the Buyer Indemnified Group under Section 7.2 hereof shall be limited as follows:

        (1)     Any claim for indemnification by the Buyer Indemnified Group under Section 11.2 hereof (except Section 11.2(A)(i) in respect to Section 2.17 and Section 11.2(A)(ii)) shall be made on or before the third anniversary of the date hereof; and

        (2)     Except with respect to any Losses as a result of, arising out of, or relating to a breach of Sections 2.1, 2.2, 2.4, 2.17, 2.23, or 9.1 or relating to indemnification under Sections 11.2(A)(v), neither the Sellers nor the Additional Sellers shall be liable to the Buyer Indemnified Group for any claims for indemnification made by the Buyer Indemnified Group under Section 11.2 hereof until the aggregate amount of Losses with respect to such claims exceeds two hundred thousand dollars ($200,000) (the “Basket”), and then only to the extent such indemnification claims exceed such amount and are within the limitations of the following subparagraphs (3) and (4) of this Section 11.2(E); and

        (3)     In satisfaction of its liability under this Article 11, the Sellers and Additional Sellers shall be permitted to, in their sole discretion, pay cash, transfer all or a portion of the shares of HTRN Common Stock received by them hereunder, or pay a combination of cash and such shares. For purposes of calculating the number of such shares (and any shares of HTRN Common Stock issued and paid pursuant to any stock dividends or stock splits) to be paid by the Seller or Additional Seller, as the case may be, in satisfying any liability under this Article 11, and in determining whether the Basket threshold has been exceeded and whether the aggregate liability limitation as set forth in the following subparagraph (4) of this Section 11.2(E) has been met, each such share shall be valued at the actual value at the time of the calculation or determination of the value of each share of HTRN Common Stock.

        (4)     In no event will the aggregate liability of the Sellers and Additional Sellers arising out of this Agreement, including without limitation under Section 11.2, exceed the aggregate amount paid to the Sellers and Additional Sellers pursuant to Sections 1.2, 1.3 and 1.4, whether paid in cash, Shares, or a combination thereof.

        (F)    Indemnification Procedure; Offsets. An indemnifying party (the “Indemnitor”) shall promptly pay or reimburse to the indemnified party (the “Indemnitee”) the amount of all Losses payable or reimbursable to the indemnified party pursuant to this Article 11 after the amount of any such Losses and the Indemnitor’s liability therefor is established by (i) agreement in writing between Indemnitor and the Indemnitee or (ii) by a final judgment of a court of competent jurisdiction (any Loss so determined is referred to herein as an “Established Loss”). If the Indemnitor does not pay to the Indemnitee the amount of the Established Loss on or before the 30th day after the determination described in item (i) or (ii) above then on the 31st day after such determination, the amount of the Established Loss payable by the Indemnitor shall bear interest at a rate equal to ten percent (10%) per annum. If any Established Loss is outstanding and unpaid on the date on which the Indemnitee is obligated to pay any amount to the Indemnitor, then the Indemnitee may set off such Established Loss (including any accrued and unpaid interest thereon) against such amount due and payable to the Indemnitor.

        12.    Public Announcements.

        Neither the Buyer, the Company, the Subsidiaries, the Sellers nor the Additional Sellers shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated herein without the prior consent of the Buyer (in the case of the Company, the Sellers or Additional Sellers) or the Sellers (in the case of the Buyer), except as may be required by applicable law, including any determination by HTRN or the Buyer that a press release or other public statement is required under applicable securities or regulatory rules.

        13.     General Provisions.

        13.1    Notices. All notices and other communications hereunder shall be in writing and shall either be delivered personally (including express courier), sent by telecopy (and promptly confirmed by mail), sent by prepaid registered or certified mail (return receipt requested) or sent by overnight delivery by a nationally recognized overnight courier to the parties at the following addresses:

(A) (B)	if to the Sellers or Additional Sellers, to:

Advanced Medical Partners, Inc.
320 Westway Place, Suite 546
Arlington, Texas 76018
Attn: Robert A. Yonke
Telecopier: (817) 465-3989

with a copy to:

Haynes and Boone, LLP
201 Main Street, Suite 2200
Fort Worth, Texas 76102
Attention: William D. Greenhill
Telecopier: (817) 347-6650

if to the Buyer, the Company or HTRN, to

HealthTronics, Inc.
1301 Capital of Texas Highway, Suite 200B
Austin, Texas 78746
Attention: James S. B. Whittenburg
Telecopier: (512) 314-4305

with a copy to:

Jackson Walker L.L.P.
100 Congress Avenue, Suite 1100
Austin, Texas 78701
Attention: Michael F. Meskill
Telecopier: (512) 391-2180

Notices sent as aforesaid shall be deemed given and effective upon receipt. Any Party (and any other Person designated to receive notice) may change its address or telecopy number for notice by delivery to all other Parties of notice to such effect in the manner set forth herein.

        13.2    Entire Agreement. This Agreement (including the exhibits, schedules, documents and instruments referred to or incorporated herein) constitutes the entire agreement, and supersedes all other prior agreements and undertakings (including representations and warranties), both written and oral, among the parties with respect to the subject matter hereof and thereof, including, without limitation, the letter of intent dated January 11, 2008, by and among HTRN and the Sellers.

        13.3    Third Parties; Assignment. This Agreement is not intended to confer upon any Person other than the Parties hereto and their successors and permitted assigns. No Party may assign this Agreement or any interest herein without the prior written consent of the other Parties.

        13.4    Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas (without regard to principles of conflicts of law).

        13.5    Consent to Jurisdiction and Forum Selection. The Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement or for the recognition and enforcement of any judgment in respect hereof brought by any Party hereto or its successors or assigns will be brought and determined in the State of Texas, and the Parties hereby irrevocably submit with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to jurisdiction in such state. The Parties hereby irrevocably waive and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) that any claim that it is not personally subject to such jurisdiction for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of any court or from any legal process commenced in such state (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (iii) to the fullest extent permitted by applicable law, that (x) the suit, action or proceeding in such state is brought in an inconvenient forum, (y) the venue of such suit, action, or proceeding is improper and/or (z) this Agreement, or the subject matter hereof, may not be enforced in or by the courts of such state and (iv) any right to trial by jury.

        13.6    Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        13.7     Certain Definitions.

        (A)    “Affiliate.” For purposes of this Agreement an “affiliate” of the Company or the Subsidiaries (or any of them) or the Buyer is a Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with the Company or the Subsidiaries (or any of them) or the Buyer, as the case may be. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other interests, by contract, credit arrangement, or otherwise.

        (B)     “Person.” For purposes of this Agreement a “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Authority.

        (C)     “Knowledge.” For purposes of this Agreement “knowledge of the Seller Parties or the Buyer” means the knowledge of each of the Sellers or the officers and directors of the Company or the Buyer, as the case may be. Each such Person will be deemed to have knowledge of a particular fact or other matter if such Person is actually aware of such fact or other matter, without any obligation of investigation.

        (D)     “Subsidiary.” For purposes of this Agreement, “Subsidiary” means any Person in which the Company directly or indirectly owns an ownership interest (by owning shares of capital stock, partnership interest, membership interest, or otherwise) or Controls.

        13.8     Amendment. This Agreement may only be amended by an instrument in writing signed by the Parties hereto.

        13.9    Waiver. Any term or provision of this Agreement may be waived at any time by the Party or Parties entitled to the benefits thereof but (A) no such waiver shall be effective unless in writing and signed by the Party claimed to have made such waiver, and (B) no waiver of any term, provision or breach of this Agreement shall operate or be construed as a waiver of the same or any other term or provision, or any other breach of this Agreement, on any other occasion.

        13.10    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the parties herein.

        13.11    Construction. No provision of this Agreement shall be construed in favor of or against any Party on the ground that such Party or its counsel drafted the provision. Except as otherwise provided herein, any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either Party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

        13.12    Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated herein, including all legal, accounting, financial advisory, broker’s consulting and other fees and expenses of third parties incurred by a party in connection with the negotiation, documentation and effectuation of the terms and conditions of this Agreement (“Third Party Expenses”), shall be the obligation of the respective Party incurring such Third Party Expenses. For further clarity, the Parties hereto understand and agree that any Third Party Expenses incurred by or on behalf of the Company and the Subsidiaries shall be the obligation of the Sellers. Notwithstanding the above, if the Agreement is terminated pursuant to Section 10.1(A)(3) or by the Buyer pursuant to Section 10.1(A)(4), then the Buyer shall reimburse the Company for all out-of-pocket costs incurred by the Company on or before the date of such termination in fulfilling its obligations under Sections 5.7 and 5.8.

        13.13    Attorneys Fees. In the event any action is brought for enforcement or interpretation of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys’fees and costs incurred in said action.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER: LITHO MANAGEMENT, INC. By: /s/ Ross Goolsby Name: Ross Goolsby Title: SRVP-CFO HTRN: HEALTHTRONICS, INC. By: /s/ Ross Goolsby Name: Ross Goolsby Title: SRVP-CFO	COMPANY:

ADVANCED MEDICAL PARTNERS, INC.

By: /s/ Robert A. Yonke
Name: Robert A. Yonke
Title: Chief Executive Officer

 /s/ Robert A. Yonke
 Robert A. Yonke

 /s/ Christopher J. Ringel
 Christopher J. Ringel

 /s/ Kevin Bentley
 Kevin Bentley

 /s/ Kenneth Perego II, M.D.
 Kenneth Perego II, M.D.

 /s/ Monica Goss
 Monica Goss

 /s/ Osiris Villaneuva
 Osiris Villaneuva

 /s/ William Payne
William Payne

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